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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2002

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-20047 (Commission File Number)	23-2947217 (IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits

        The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant's annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit Number	Description
99.1	Supplemental information dated March 31, 2002 for Corporate Office Properties Trust.

Item 9. Regulation FD Disclosure

        In connection with its release of earnings on April 24, 2002, the Registrant is making available certain additional information pertaining to its properties and operations as of and for the period ended March 31, 2002. This information is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2002

CORPORATE OFFICE PROPERTIES TRUST
By:	/s/ RANDALL M. GRIFFIN
Name: Randall M. Griffin
Title: President and Chief Operating Officer
By:	/s/ ROGER A. WAESCHE, JR.
Name: Roger A. Waesche, Jr.
Title: Chief Financial Officer

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  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES